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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT



                                          STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                        INCORPORATION OR ORGANIZATION
------------------                        -----------------------------

Tekex Limited                             U.S. Virgin Islands
Tekelec, Ltd.                             Japan
Tekelec Limited                           United Kingdom
IEX Corporation                           Nevada


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* The subsidiaries of the Registrant do not do business under any name other than as listed above.